UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2012

INDIGO INTERNATIONAL, CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-171423

Nevada	68-0680858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ	85016
(Address of Principal Executive Offices)	(Zip Code)

  Registrant’s telephone number including area code:  (602) 387-5393

Av. Nova Funchal

418 - 35th Floor, Vila Olímpia

São Paulo, Brazil, 04551-060n

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02- DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 16, 2012, Odelio Arouca resigned as the Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Indigo International, Corp. (the “Company”).  On November 16, 2012, Llorn Kylo was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Additionally, on November 16, 2012, Mr. Kylo was appointed to the Company’s Board of Directors.  Immediately upon Mr. Kylo’s appointment to the Board of Directors, Mr. Odelio resigned from his position as a director of the Company.  Mr. Odelio did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

Llorn Kylo, 38, was the owner of Kylo Homes, which developed, owned and managed a portfolio of residential properties for sale and rent from 2009 to June 2012. From 2002 to 2009, Mr. Kylo was the owner and Chief Executive Officer of Form 1 Land, Inc., a real estate development company and the President and a Director of Flex Resources Co., Ltd from January 2007 to September 2008.

On November 16, 2012, Mr. Kylo purchased an aggregate of 3,000,000 shares of the Company’s Common Stock from Mr. Odelio in a private transaction for an aggregate purchase price of $23,000.

Mr. Kylo has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Kylo and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Kylo has, or will have, a direct or indirect material interest.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGO INTERNATIONAL, CORP.

Date: November 20, 2012	By:	/s/ Ilorn Kylo
Ilorn Kylo
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

3